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February 4, 2021
Wisconsin Capital Funds, Inc.
8401 Excelsior Drive
Suite 102
Madison, Wisconsin 53717

Ladies and Gentlemen:

    In connection with the registration of an indefinite number of shares of Class A Shares, par value $.001 per share (the “Shares”), of the Plumb Balanced Fund and the Plumb Equity Fund (each a “Fund” and together, the “Funds”), each a series of Wisconsin Capital Funds, Inc., a Maryland corporation (the “Registrant”), under the Securities Act of 1933, as amended (the “Securities Act”), you have requested that we furnish you with the following opinion, which we understand will be used in connection with and filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (as may be amended, the “Registration Statement”) (1933 Act Registration No. 333-141917).

    For purposes of rendering this opinion we have examined originals or copies of such documents as we consider necessary, including those listed below. In conducting such examination we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

    The documents we have examined include:
(1)The Registration Statement;
(2)The Registrant’s Articles of Incorporation, including all amendments and supplements thereto, filed to date with the Maryland Department of Assessments and Taxation;
(3) The Registrant’s By-Laws;
(4)All resolutions and proceedings of the Board of Directors and committees thereof relating to the authorization and issuance of the Shares;
(5)A certificate of good standing recently issued by the Maryland Department of Assessments and Taxation; and
(6)Such other documents and certificates as to matters of fact and such matters of law as we have deemed relevant to the opinions expressed herein.

    Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant, and assuming that:
(1)The Registration Statement becomes and remains effective, and the Prospectus and Statement of Additional Information which are a part thereof and your delivery procedures with respect

Wisconsin Capital Funds, Inc.
February 4, 2021

thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, throughout all periods relevant to this opinion;
(2)All offers and sales of Shares of the Funds registered by means of the Registration Statement are conducted in a manner and for the consideration described in the Registration Statement;
(3)All offers and sales of Shares of the Funds are made in compliance with the securities laws of the states having jurisdiction thereof;
(4)The Shares will be issued in accordance with the Registrant’s Articles of Incorporation and By-Laws and resolutions of the Registrant’s Board of Directors relating to the creation, authorization, and issuance of the Shares; and
(5)Upon each issuance of Shares, the total number of shares of such class of the Fund issued and outstanding, after giving effect to such issuance, will not exceed the total number of shares of such class of the Fund that the Fund is authorized to issue under the Registrant’s Articles of Incorporation, and all the Shares will be issued and sold for consideration based upon their net asset value on the date of their respective issuances and all consideration for such shares will actually be received by the Registrant;
we are of the opinion that the Shares being registered in the Registration Statement, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and non-assessable.

    The opinion expressed herein is limited to our review of the documents referenced above and the published laws (other than the conflict of law rules) of the State of Maryland in effect as of the date hereof that are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that state. We express no opinion with respect to state securities or “Blue Sky” laws or any other laws.
This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Quarles & Brady LLP
QUARLES & BRADY LLP